                                                                   EXHIBIT 10.21

                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                       HOME OFFICE - 8515 E. ORCHARD RD.
                              ENGLEWOOD, COLORADO


GROUP CONTRACT HOLDER               Teleworld 401(k) Plan

GROUP CONTRACT NUMBER               934098-01



Non-Participating

The provisions on the following pages, together with the application for this Group Annuity Contract, are part of this Group Annuity Contract.

Signed for the Great-West Life & Annuity Insurance Company on the issuance of the Group Annuity Contract on the Group Annuity Contract Date.


______________________________     _______________________________
          Secretary                           President


                         _________________________
                              For the Actuary


This Group Annuity Contract is the legal contract between the Group Contractholder, for the benefit of the Participants, and the Great-West Life & Annuity Insurance Company. PLEASE READ THIS CONTRACT CAREFULLY. IT IS A CONTRACT WHICH MAY PROVIDE FOR PAYMENTS OR VALUES WHICH ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT AND WHICH INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF A VARIABLE ANNUITY ACCOUNT.



Qualified Group Annuity Contract
Contract No. 934098-01
Form No. QGAC 492 FFSII

                                       1.

                               Table Of Contents

                                                                                                    Page
ARTICLE I  DEFINITIONS..............................................................................   1
ARTICLE II  OWNERSHIP PROVISIONS....................................................................   6
         2.1  Ownership of Series Account...........................................................   6
         2.2  Ownership of Group Annuity Contract...................................................   6
         2.3  Participant Annuity Account Value.....................................................   6
         2.4  Transfer and Assignment...............................................................   6
 ARTICLE III  GENERAL PROVISIONS....................................................................   7
         3.1  The Group Annuity Contract............................................................   7
         3.2  Entire Contract.......................................................................   7
         3.3  Modifications.........................................................................   7
         3.4  Non-Participating.....................................................................   7
         3.5  Beneficiary...........................................................................   7
         3.6  Currency and Payment of Deposits......................................................   8
         3.7  Age...................................................................................   8
         3.8  Proof.................................................................................   8
         3.9  Plan Amendments and Changes in Procedure..............................................   8
         3.10 Gender................................................................................   8
         3.11 Representations.......................................................................   8
         3.12 Notice................................................................................   9
         3.13 Voting Rights.........................................................................   9
         3.14 Tax Consequences of Payments..........................................................   9
ARTICLE IV  PURCHASE PROVISIONS.....................................................................  10
         4.1  Commencement and Termination of Coverage..............................................  10
         4.2  Deposits..............................................................................  10
         4.3  Allocation of Deposits................................................................  10
   ARTICLE V  ACCOUNT VALUE PROVISIONS..............................................................  12
         5.1  Variable Account Value................................................................  12
         5.2  Accumulation Unit.....................................................................  12
         5.3  Accumulation Unit Value...............................................................  12
         5.4  Annuity Unit Value....................................................................  12

                                      i.

                               Table Of Contents
                                  (continued)

                                                                                                    Page
         5.5  Expense Charge........................................................................  13
         5.6  Net Investment Factor.................................................................  13
         5.7  Guaranteed Account Value..............................................................  14
         5.8  Guaranteed Sub-Account Riders.........................................................  14
         5.9  Contract Maintenance Charge...........................................................  14
ARTICLE VI  TRANSFERS...............................................................................  15
         6.1  Right to Transfer.....................................................................  15
         6.2  Transfer Terms........................................................................  15
         6.3  Transfers Within the Group Annuity Contract...........................................  15
         6.4  Transfers To Investment Vehicles Outside the Contract.................................  15
         6.5  Transfer To The Company...............................................................  16
         6.6  Non-Taxable Distribution..............................................................  16
 ARTICLE VII  RETIREMENT............................................................................  17
         7.1  Retirement Provisions.................................................................  17
ARTICLE VIII  PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, IN SERVICE WITHDRAWAL, AND SURRENDER..  18
         8.1  Amount Payable On Death of Participant................................................  18
         8.2  In Service Withdrawal.................................................................  18
         8.3  Amount Payable On In Service Withdrawal...............................................  18
         8.4  Surrender.............................................................................  19
         8.5  Amount Payable On Surrender...........................................................  19
         8.6  Payment On Death, In Service Withdrawal and Surrender.................................  19
         8.7  Establishment of Alternate Payee Account..............................................  19
ARTICLE IX  METHODS OF PAYMENT......................................................................  20
         9.1  Methods of Payment Provisions.........................................................  20
         9.2  Amount To Be Applied..................................................................  20
         9.3  Variable Dollar Method of Payment.....................................................  20
         9.4  Fixed Dollar Method of Payment........................................................  22
         9.5  How to Elect a Method of Payment......................................................  23
         9.6  Availability of Options...............................................................  23

                                      ii.

                               Table Of Contents
                                  (continued)

                                                                                                    Page
         9.7  Settlement............................................................................  24
ARTICLE X     MODIFICATIONS.........................................................................  25
        10.1  Contract Modification.................................................................  25
        10.2  Modification of Tables................................................................  25
        10.3  Modification of Guaranteed Sub-Account Riders, If Any.................................  25
        10.4  Modification of Variable Sub-Accounts.................................................  26
ARTICLE XI  CONTRACT TERMINATION....................................................................  27
        11.1  Contract Termination Date.............................................................  27
        11.2  Procedures at Contract Termination Date...............................................  27
        11.3  Market Value..........................................................................  28
        11.4  Market Value Adjustment...............................................................  28
        11.5  Market Value Adjustment Factor........................................................  28
        11.6  Contract Termination Charge...........................................................  29
 ARTICLE XII  MISCELLANEOUS PROVISIONS..............................................................  30
        12.1  Inspection of Records.................................................................  30
        12.2  Subsidiaries and Affiliates...........................................................  30


TABLE A
TABLE B
TABLE C

GUARANTEED SUB-ACCOUNT RIDERS
CURRENT EXPENSE CHARGE SCHEDULE

                                     iii.

                                   ARTICLE I

                                  DEFINITIONS

Accumulation Period                -    the period during which the Participant
                                        is covered under this Group Annuity
                                        Contract prior to the Participant's
                                        Annuity Commencement Date.

Accumulation Unit                  -    an accounting unit used to determine the
                                        Variable Contract Value before the
                                        Annuity Commencement Date.

Annuitant                          -    the person upon whose life the payment
                                        of an annuity is based.

Annuity Commencement Date          -    the date on which a one sum payment is
                                        to be made, or the date on which
                                        payments under a Method of Payment are
                                        to commence, as provided for in the
                                        Plan.

Annuity Payment Period             -    the period during which the Participant
                                        is covered under this Group Annuity
                                        Contract after the Participant's Annuity
                                        Commencement Date.

Annuity Unit                       -    an accounting unit used to determine the
                                        dollar value of any variable dollar
                                        annuity payment after the first payment.

Beneficiary                        -    the person(s) designated by the
                                        Participant to receive distributions, if any, payable upon the death of the Participant. All records of beneficiary designation(s) and determinations as to the correctness and/or adequacy of such designations are the sole responsibility of the Group Contractholder.

Certificate                        -    represents the amount deposited into the
                                        Guaranteed Certificate Fund, if offered, under each Interest Guarantee Period.
                                        Each Certificate has its own interest
                                        rate and term.

Company                            -    the Great-West Life & Annuity Insurance
                                        Company.

Deposit                            -    includes contributions, Transfers and
                                        other amounts deposited into Guaranteed
                                        or

                                      1.

                                        Variable Sub-Accounts.

Employer                           -    the employer of a Participant.

Eligible Fund                      -    a fund with certain investment
                                        objectives in which the assets of the
                                        Series Account may be invested.

Employer Deposits                  -    contributions made by the Employer
                                        pursuant to the Plan.

Forfeiture                         -    that portion of the Participant's
                                        Annuity Account Value which is not
                                        vested under the terms of the Plan as of the date of Surrender.

Group Annuity Contract             -    this Qualified Group Annuity Contract
                                        which is a binding agreement between the Group Contractholder and the Company.

Group Annuity Contract Date        -    the earlier of the date on which Plan
                                        Assets transferred from the previous
                                        insurance carrier or funding vehicle to
                                        the Company, if any, are received and
                                        allocated, or the date on which the
                                        initial salary reduction for
                                        Participants under the Plan is made by
                                        the Employer. The Company will confirm
                                        such date to the Group Contractholder in writing.

Group Contractholder               -    the Employer, employee retirement plan,
                                        or trustee(s) of such plan, applying for this Group Annuity Contract.

Guaranteed Account                 -    the portion of this Group Annuity
                                        Contract providing Guaranteed Sub-
                                        Accounts, each of which guarantees
                                        principal.

Guaranteed Account Value           -    the sum of the values of the Guaranteed
                                        Sub-Accounts credited to the Participant under his Participant Annuity Account.

Guaranteed Sub-Account             -    a sub-division of the Guaranteed
                                        Account. Such subdivision(s) is
                                        described in greater detail in the
                                        attached Guaranteed Sub-Account Riders,
                                        if any.

Home Office                        -    the Company's Home Office located at
                                        8515 E. Orchard Rd., Englewood, Colorado
                                        80111.

                                      2.

Investment Division                -    there is within the Series Account an
                                        Investment Division for each Variable
                                        Sub-Account. Each Investment Division
                                        invests in one-or more Eligible Funds.
                                        The Company may change the Eligible
                                        Funds within an Investment Division at
                                        its sole discretion.

In Service Withdrawal              -    a withdrawal of some or all of the
                                        Participant's Annuity Account Value
                                        during his service with the Group
                                        Contractholder.

Participant                        -    a person who has met the requirements
                                        for participation in the Plan as
                                        designated by the Group Contractholder
                                        and for whom an account has been
                                        established under the Group Annuity
                                        Contract. For purposes of the Group
                                        Annuity Contract a person will continue
                                        to be a Participant as long as a
                                        Participant Annuity Account is
                                        maintained in his name.

Participant Annuity Account        -    a separate record established in the
                                        name of each Participant which reflects
                                        the total value of the Participant's
                                        Deposits into the Guaranteed and
                                        Variable Sub-Accounts.

Participant Annuity Account Value  -    the sum of the Variable and Guaranteed
                                        Account Values credited to the
                                        Participant under his Participant
                                        Annuity Account.

Participant Effective Date         -    the date on which the first Deposit is
                                        credited to a Participant Annuity
                                        Account.

Payee                              -    any person receiving distributions or
                                        annuity payments under the Group Annuity
                                        Contract, as designated by the Group
                                        Contractholder.

Plan                               -    the plan established and maintained by
                                        the Employer pursuant to Section 401 of
                                        the Internal Revenue Code, as amended.
                                        Although the Company may have knowledge
                                        of certain provisions of the Plan, the
                                        legal sufficiency of the Plan remains
                                        the sole responsibility of the Group
                                        Contractholder.

                                      3.

Plan Administrator                 -    the person(s) designated by the Plan to
                                        perform all administrative functions
                                        required by the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        (ERISA), the Internal Revenue Code,
                                        Department of Labor and any other
                                        applicable law.

Plan Year                          -    the 12 month period established by the
                                        Plan for the Plan's reporting,
                                        disclosure and funding.

Premium Tax                        -    the amount of premium tax, if any,
                                        charged by a state or other government
                                        authority.

Qualified Domestic Relations       -    a domestic relations order that creates
                                        or recognizes Order (QDRO) the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant and that complies with requirements of the Internal Revenue
                                        Code, Treasury Regulations and any other applicable law.

Series Account                     -    [The FutureFunds Series II Account], a
                                        separate investment account established
                                        by Great-West Life & Annuity Insurance
                                        Company under Colorado law.

Surrender                          -    a lump-sum payment of the entire
                                        Participant Annuity Account Value as
                                        provided for in the Plan other than as
                                        an In-Service Withdrawal.

Transfer                           -    amounts moved from any Sub-Account to
                                        another Sub-Account or outside the Group
                                        Annuity Contract to another Plan
                                        investment vehicle, in accordance with
                                        Plan provisions and the provisions of
                                        the Contract.

Valuation Date                     -    the date on which an Accumulation Unit
                                        Value and an Annuity Unit Value is
                                        determined.

Valuation Period                   -    the period between the ending of two
                                        successive Valuation Dates.

Variable Account                   -    the portion of the Group Annuity
                                        Contract

                                      4.

                                        providing Variable Sub-Accounts each
                                        having its own Accumulation Unit and
                                        Annuity Unit Value. All monies invested
                                        in the Variable Account are held in the
                                        Series Account, a separate investment
                                        account.

Variable Account Value             -    the sum of the values of the Variable
                                        Sub-Accounts credited to a Participant
                                        under his Participant Annuity Account.

Variable Sub-Account               -    a sub-division of the Variable Account.
                                        Each Variable Sub-Account has its own
                                        Accumulation Unit and Annuity Unit
                                        Value.

Written Request                    -    any request in written form,
                                        satisfactory to the Company and received by the Company at its Home Office, from the Group Contractholder as required by any provision of the Group Annuity
                                        Contract. A form or direction in lieu of the Written Request may be accepted by the Company in its sole discretion.

                                      5.

                                  ARTICLE II

                             OWNERSHIP PROVISIONS

2.1  Ownership of Series Account

     The Company has absolute ownership of the assets of the Series Account.
     All monies invested in the Series Account, however, are held separate and apart from the Company's general assets. The assets of such separate account which are equal to the reserves and other Contract liabilities with respect to such account (e.g. the Participant Annuity Account invested in the Variable Account) shall not be chargeable with liabilities arising out of any other Company business.

2.2  Ownership of Group Annuity Contract

     The Group Contractholder is the owner of the Group Annuity Contract for the benefit of the Participants.

2.3  Participant Annuity Account Value

     Each Participant for whom a Participant Annuity Account is established and for whom Deposits have been received by the Company owns his Participant Annuity Account Value subject to the vesting provisions of the Plan.

2.4  Transfer and Assignment

     The interest of the Group Contractholder in this Group Annuity Contract may not be transferred, sold, assigned, pledged, charged, encumbered or in any way alienated.

     To the extent permitted by law, no proceeds or payments under the Group Annuity Contract will be subject to the claims of creditors of or legal process against the Group Contractholder.

     To the extent permitted by law no interest of a Participant or Beneficiary in this Group Annuity Contract may be assigned, charged, attached, anticipated, given as security or otherwise alienated, and no such interest shall be subject to execution, seizure or other legal or equitable process. To the extent permitted by law neither a Participant nor any Beneficiary may commute or surrender any payment, benefit, or installment to which he may become entitled by the terms of the Group Annuity Contract.

                                      6.

                                  ARTICLE III

                              GENERAL PROVISIONS

3.1  The Group Annuity Contract

     The Group Annuity Contract is issued by the Company to the Group Contractholder.

3.2  Entire Contract

     This Group Annuity Contract, application, tables, Guaranteed Sub-Account Riders, if any, and any other rider issued in conjunction with this Contract constitute the entire contract between the Group Contractholder and the Company. A copy of the application is attached to the Group Annuity Contract when issued to the Group Contractholder.

     All statements in the application, in the absence of fraud, have been accepted as representations and not as warranties.

     The terms and provisions of the Plan shall not for any purpose be deemed to form part of this Group Annuity Contract and shall not be binding upon the Company. Notwithstanding the fact that the Company may have knowledge of the terms of the Plan, the obligations of the Company shall be measured and determined solely by the terms and provisions of this Group Annuity Contract.

3.3  Modifications

     After issue, modifications to the Group Annuity Contract under the Contract Modification provisions become part of the Group Annuity Contract.

     Only the President, a Vice-President, the Secretary or a person authorized to sign for the Actuary of the Company can modify or waive any provisions of the Group Annuity Contract.

3.4  Non-Participating

     This Group Annuity Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

3.5  Beneficiary

     Upon the death of the Participant the Company will make payment to the designated Beneficiary of the Participant or other payee in accordance with instructions from the Group Contractholder. All records of Beneficiary designations and determinations as to the correctness and/or adequacy of such designations are the sole responsibility of the Group Contractholder.

     It is the sole responsibility of the Plan Administrator to monitor compliance with the

                                      7.

     Internal Revenue Code, as amended, when allowing the Participant to-make or change Beneficiary designations in accordance with Plan provisions. The Company will rely completely on the instructions of the Plan Administrator. If the Participant dies and there is no designated surviving Beneficiary or if the designation of Beneficiary is not adequately made, the Participant Annuity Account will pass as required under Section 401(a), or other applicable section, of the Internal Revenue Code of 1986, as amended.

3.6  Currency and Payment of Deposits

     All amounts to be paid to or by the Company must be in the currency of the United States of America. All Deposits to this Group Annuity Contract must be made payable to the Company or its designated agent.

3.7  Age

     If the age of the Participant or Payee has been misstated, the payments established for him will be made on the basis of his correct age.

     If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment.

3.8  Proof

     The Company reserves the right to require satisfactory proof to establish the age, continued life, or death of any person, the happening of any event or contingency provided for under the Plan, or the designation of any beneficiary before making any payment on the direction of the Group Contractholder.

3.9  Plan Amendments and Changes in Procedure

     The Group Contractholder shall, within thirty (30) days after the adoption of an amendment to the Plan, send a copy of each such amendment to the Company at its Home Office.

     If the Group Contractholder adopts an amendment to the Plan or adopts any change in its administrative procedures or policies which are unacceptable to the Company, the Company reserves the right to adjust the interest rates credited on the Guaranteed Certificate Fund Sub-Account Rider and the expense charge provided under Section 5.5, prospectively.

3.10 Gender

     Whenever a masculine pronoun is used it shall be deemed in all-instances where appropriate to mean the feminine pronoun as well.

3.11 Representations

                                      8.

     The Company shall be entitled to rely and act solely on the reports, directions, proofs, notices, elections and other information furnished it by the Group Contractholder or its agent, and such acts shall be conclusive and binding as to all Participants and other persons or corporations claiming interest hereunder.

3.12 Notice

     Whenever any application, report, direction, request or election is made or notice or proof given to the Company, it must be in writing and received by the Company at its Home Office in Englewood, Colorado. An election shall be in a form satisfactory to the Company and if made and accepted shall not be subject to change or further election unless with the consent of the Company. The Group Contractholder's actions will bind the Employer.
     Notice given to the Group Contractholder is considered notice given to the Employer.

3.13 Voting Rights

     The Company will vote the shares of an Eligible Fund held in an Investment Division of the Series Account.

3.14 Tax Consequences of Payments

     Subject to the provisions of the Plan, the Participant, Annuitant, Payee or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable to him. Nothing contained herein shall be construed to be tax or legal advice and the Company assumes no responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the Plan, the Group Contractholder, the Participant, the Alternate Payee, the Beneficiary, or any other person arising out of any such determination.

                                      9.

                                  ARTICLE IV

                              PURCHASE PROVISIONS

4.1  Commencement and Termination of Coverage

     A person may commence coverage under the Group Annuity Contract when the Plan's conditions for participation have been met and the Company has received written notice from the Group Contractholder that such person has been designated a Participant. The responsibility for such designation will rest solely with the Group Contractholder.

     Coverage of a Participant will commence as of the Participant Effective Date and terminate upon a Surrender.

4.2  Deposits

     Unless a Contract Termination Date has been declared, the Group Contractholder shall promptly pay Deposits in cash for all Participants, and will make all required Group Contractholder Deposits as well. Deposits on behalf of a Participant will cease upon the his death, Annuity Commencement Date, Surrender of the Participant Annuity Account, or election to cease making Deposits to the Plan.

     The-amount of Deposits to be paid by the Group Contractholder for any Participant will be determined by the Participant's election and the terms of the Plan.

     The Group Contractholder will report the amount paid as Deposits on forms acceptable to the Company. The Group Contractholder's report is conclusive and binding on it and anyone claiming an interest under the Group Annuity Contract. When the Group Contractholder's report does not coincide with the Deposits received, the Group Contractholder must reconcile and correct them. At its sole discretion, the Company may make an interim allocation to any Variable or Guaranteed Sub-Account which allows for immediate transfers. Such allocation will be effective until such time as the Company receives from the Group Contractholder a report which coincides with the Deposits received.

4.3  Allocation of Deposits

     Deposits less Premium Tax, if any, will be allocated in the Participant Annuity Account effective as of the later of date both the Written Request of the Group Contractholder on behalf of the Participant and such Deposits are received by the Company at its Home Office.

     Deposits for the Participant will be allocated among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Written Request of the Group Contractholder on behalf of the Participant. In the event such

                                      10.

     Written Request is, in the sole opinion of the Company, inadequate or unsatisfactory then no allocation to any Variable or Guaranteed Sub-Account will be made until a Written Request which is adequate and/or satisfactory to the Company is received.

     Notwithstanding the above the Company may at its sole discretion make an interim allocation to any Variable or Guaranteed Sub-Account which allows for immediate Transfers provided however, that if the Group Contractholder has prior to the Group Annuity Contract Date, provided the Company with written instructions which designate the Sub-Account to which Deposits without adequate or satisfactory Written Requests, or Deposits which do not coincide with the Group Contractholder's Report, are to be automatically allocated then the Company will make such allocation upon receipt of such Deposit. Such allocation will be effective until such time as a Written Request which is adequate and/or satisfactory to the Company is received.

     The Group Contractholder on behalf of the Participant may submit a Written Request for a change in allocation of Deposits, at any time, provided such change is permitted under the terms of the Plan.

     A change of allocation will be effective upon the Company's receipt at its Home Office of a Written Request unless a later date has been requested on such Written Request. Such changes in allocation will be effective only for Deposits which are received after the Company's receipt and recording of such Written Request.

                                      11.

                                   ARTICLE V

                            ACCOUNT VALUE PROVISIONS

5.1  Variable Account Value

     The Variable Account Value for a Participant on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts of the Series Account held for the Participant.

     The value of a Participant's interest in a Variable Sub-Account will be determined by multiplying the number of the Participant's Accumulation Units by the Accumulation Unit Value for that Variable Sub-Account.

5.2  Accumulation Unit

     Deposits will be allocated as requested and applied as of the Valuation Date coincident with the effective date described in Section 4.3, to provide Accumulation Units of the selected Variable Sub-Accounts of the Series Account.

     The number of Accumulation Units credited for each Participant to a Variable Sub-Account will be determined by dividing the amount of the Deposits and Transfers then applied to such Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account on the Valuation Date on which the Deposits were allocated and Transfers were made.

     The number of Accumulation Units will not change because of a later change in the Accumulation Unit Value, but the Accumulation Unit Value will vary to reflect the investment experience of the Variable Sub-Account.

5.3  Accumulation Unit Value

     The Accumulation Unit Value of a Variable Sub-Account on any Valuation Date is equal to the Accumulation Unit Value of that Variable Sub-Account as of the immediately preceding Valuation Date multiplied by the Net Investment Factor for the Valuation Period ending on the Valuation Date on which the Accumulation Unit Value is being determined.

     The Accumulation Unit Value may increase, decrease, or remain unchanged as a result of the investment experience of the Eligible Fund.

5.4  Annuity Unit Value

     The Annuity Unit Value of any Variable Sub-Account on any Valuation Date is equal to the Annuity Unit Value for the immediately preceding Valuation Date multiplied by the net investment factor for that Variable Sub-Account for the Valuation Period ending on

                                      12.

     the Valuation Date on which the Annuity Unit Value is being determined, and multiplying the result by a factor of .999905 to neutralize the assumed investment rate of 3.5% per year used in the applicable Table for Variable Dollar Method of Payment Options 1, 2, 3, and 4.

     The Annuity Unit Value may increase, decrease or remain unchanged as a result of the investment experience of the Eligible Fund.

5.5  Expense Charge

     The Company will deduct an expense charge in the calculation of the net investment factor. This expense charge may change periodically but for the first three years after the Group Annuity Contract Date such charge will not be more than 1.50 % per annum. One three hundred sixty-fifth of the per annum charge is deducted daily. A copy of the company's current Expense Charge Schedule is attached to the Group Annuity Contract.

5.6  Net Investment Factor

     The Net Investment Factor for any Variable Sub-Account for any Valuation Period is determined by dividing (A) by (B), and subtracting (C) from the result where:

     (A)  is the net result of:

          (1) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period, plus

          (2) the per share amount of any net dividend (or, if applicable, net capital gain distributions) made by the Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

          (3) a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account.

     (B)  is the net result off

          (1) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period, minus or plus,

          (2) the per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period.

     (C)  is the expense charge.

          The net investment factor may be greater than, less than, or equal to one.

                                      13.

          Therefore, the Accumulation Unit Value and the Annuity Unit Value may increase, decrease or remain unchanged.

5.7  Guaranteed Account Value

     The Guaranteed Account Value of a Participant Annuity Account on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to such Participant Annuity Account.

     The Company may offer one or more Guaranteed Sub-Accounts into which contributions will be deposited at the Written Request of the Participant.

5.8  Guaranteed Sub-Account Riders

     The computation of the value of a Guaranteed Sub-Account is described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

5.9  Contract Maintenance Charge

     On the first day of each calendar year a contract maintenance charge will be declared by the Company and deducted from the Participant Annuity Account. For the first three calendar years, including the calendar year in which the Group Annuity Contract Date occurs, the contract maintenance charge will not be more than $60. If a Participant Annuity Account is established for a Participant after that date, the contract maintenance charge will be deducted on the first day of the next quarter and will be pro-rated for the year remaining. No refund of this charge will be made.

     The deduction will be pro-rated among the Variable and Guaranteed Sub-Accounts based upon their Variable and Guaranteed Account Values on the date of deduction. Whenever a deduction for a contract maintenance charge is to be made from a Variable Sub-Account, the Company will cancel Accumulation Units having a total value equal to the amount of the deduction. The Group Contractholder may elect to pay such expenses to the Company separately. If such an election has been made, then the company will bill the Group Contractholder for such expenses on the first day of each calendar year and no charge will be made against the Variable and Guaranteed Sub-Accounts unless payment is not received by the Company within 60 days of such billing.

                                      14.

                                   ARTICLE VI

                                   TRANSFERS

6.1  Right to Transfer

     The Group Contractholder may make Transfers by Written Request on behalf of the Participant.

6.2  Transfer Terms

     (A) When the Company requires it, the Group Contractholder on behalf of the Participant will execute forms provided by the Company as necessary to the requested transfer.

     (B)  No transfers are permitted after the Annuity Commencement Date.

     (C) No transfers from the Guaranteed Certificate Fund may be made prior to the Certificate Maturity Date, as defined in the Guaranteed Certificate Fund Rider, if any. The amount available for transfer is the value of that Certificate on its Maturity Date.

6.3  Transfers Within the Group Annuity Contract

     (A) Subject to the provisions of Section 6.2, at any time prior to the Annuity Commencement Date, the Group Contractholder on behalf of the Participant may by Written Request transfer all or a portion of the Participant Annuity Account Value within and between the Variable and Guaranteed Sub-Accounts then offered under the Group Annuity Contract.

     (B) If a Transfer under this Section is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days, provided however, that upon notification by the Group Contractholder that such 30 day delay will violate the provisions of the plan or regulations pertaining to the Plan, the Company will reduce the period of delay to one which will preclude such violation.

     (C) If a Participant dies prior to the Annuity Commencement Date, a Transfer under this Section may be made after the death of the Participant by the Group Contractholder on behalf of the Payee to effect the election or a Method of Payment.

6.4  Transfers To Investment Vehicles Outside the Contract

     (A) At any time prior to the Annuity Commencement Date, the Group Contractholder on behalf of the Participant may by Written Request transfer all or a portion of the

                                      15.

          Participant Annuity Account Value to an account currently offered by another investment vehicle under the terms of the Plan.

     (B) At any time prior to the Annuity Commencement Date, the Group Contractholder on behalf of the Participant may by Written Request transfer the entire Participant Annuity Account Value to an account offered by investment vehicle under another plan which is eligible to receive such Transfers under the Internal Revenue Code of 1986, as amended.

     (C) The Company will be responsible for meeting the effective date of any Transfer under Section 6.4(A) or 6.4(B) but the effective date of the establishment of an account of any transferred investment vehicle outside the Contract will be the sole responsibility of such transferee investment vehicle.

     (D) If the amount of Transfers to investment vehicles outside the Group Annuity contract for any calendar year exceeds 10% of the value of the Guaranteed and Variable Sub-Accounts at the beginning of the calendar year then such Transfers will be subject to any Termination Charge in accordance with the provisions of Article XI of the Group Annuity Contract.

6.5  Transfer To The Company

     Amounts transferred to the Company shall be treated as Deposits under
     Article IV of this Contract.

6.6  Non-Taxable Distribution

     No amount transferred pursuant to these provisions will be treated as a taxable distribution to the Participant.

                                      16.

                                  ARTICLE VII

                                  RETIREMENT

7.1  Retirement Provisions

     If the Group Contractholder reports that a Participant has become eligible for a retirement benefit in accordance with the provisions of the Plan, the Company shall pay such benefit in accordance with the provisions of this section.

     On the Company's receipt of the Written Request at least 30 days before the Annuity Commencement Date, the Group Contractholder on behalf of the Participant, may, if permitted by the Plan:

     (A)  elect payment in one sum;

     (B)  elect or change a Method of Payment;

     (C) elect or change the Participant's Annuity Commencement Date to any future date which is not later than allowed under the terms of the Plan. If any Annuity Commencement Date would be less than 30 days from the date that the written request is received, the Company may delay the Annuity Commencement Date elected by 30 days;

     (D) elect payment of a portion of the retirement benefit in one sum and the balance of such benefit to be paid under a Method of Payment.

     The responsibility for determining whether or not an election or Method of Payment is permitted by the Plan or federal regulations existing at the time the Written Request is submitted, lies solely with the Plan Administrator.

                                      17.

                                 ARTICLE VIII

     PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, IN SERVICE WITHDRAWAL, AND
                                   SURRENDER

8.1  Amount Payable On Death of Participant

     If the Participant dies before the Annuity Commencement Date, the amount payable on death will be the Participant Annuity Account Value, less Premium Tax, if any.

     The Beneficiary of an amount payable on death may elect that payment be made under the Surrender provisions permitted by the Plan and the Internal Revenue Code. It is the sole responsibility of the Plan Administrator to ensure compliance with the required distribution rules of Section 401(a), or other applicable section, of the Internal Revenue Code of 1986, as amended, when allowing Beneficiary elections. The Company will rely completely on the Plan Administrator's instructions. The election of the Beneficiary must be made not later than sixty (60) days after the date the Company receives adequate proof of the Participant's death. If no election is made, payment will be made to the Beneficiary pursuant to the required distribution rules of Section 401(a), or other applicable section, of the Internal Revenue Code of 1986, as amended.

8.2  In Service Withdrawal

     By Written Request the Group Contractholder may direct the Company to make an In Service Withdrawal from the Participant Annuity Account payable to the Participant. The In Service Withdrawal will take effect on the later of the date elected and the date the Written Request is received at the Home Office of the Company.

     The Group Contractholder must designate in the Written Request the Variable or Guaranteed Sub-Account(s), or a combination of them, from which the In Service Withdrawal is to be made.

8.3  Amount Payable On In Service Withdrawal

     The amount payable on In Service Withdrawal will be paid in one sum under the In Service Withdrawal provisions equal to:

     (A) all or any portion of the Participant's Annuity Account Value as requested by the Group Contractholder, on behalf of the Participant, in accordance with the terms of the Plan, less

     (B)  Premium Tax, if any, less

     (C) Forfeiture, if any, as determined by the Plan Administrator in accordance with the vesting schedule of the Plan.

                                      18.

8.4  Surrender

     By Written Request the Group Contractholder may surrender the Participant Annuity Account on behalf of the Participant. The Surrender will take effect on the later of the date elected and the date the Written Request is received at the Home Office of the Company. Instructions as to the allocation of any Forfeiture as a result of such surrender must accompany the Written Request. The responsibility for determining that such instructions are in accordance with the provisions of the Plan lies solely with the Plan Administrator.

8.5  Amount Payable On Surrender

     If permitted by the Plan the amount payable on Surrender may either be applied under the Methods of Payment provisions or paid in one sum under the Surrender provisions equal to:

(A) the Participant Annuity Account Value as of the effective date of the Surrender, less

(B)  Premium Tax, if any, less

(C)  Forfeiture, if any.

8.6  Payment On Death, In Service Withdrawal and Surrender

     Payment under any of the provisions relating to Amount Payable on Death, In Service Withdrawal, and Surrender must be made to the order of the Group Contractholder on behalf of the Participant as directed in the Written Request.

8.7  Establishment of Alternate Payee Account

     In the event the Company receives a request for a payment in connection with a Qualified Domestic Relations Order (QDRO) and the Group Contractholder notifies the Company that the Plan does not permit immediate distributions or in the event the Company is unable to obtain all necessary information to make a distribution, pursuant to such order, then the Company will establish a separate account on behalf of the Alternate Payee named in such order.

                                      19.

                                  ARTICLE IX

                              METHODS OF PAYMENT

9.1  Methods of Payment Provisions

     One of the variable or fixed dollar Methods of Payment or a combination of them may be elected under this Article, provided however that any Method of Payment which is not in compliance with the provisions of the Plan may not be elected.

     The provision of Methods of Payment under the Group Annuity Contract is neither intended to nor shall be construed as providing methods of payment to a Participant which are not available in accordance with the provisions of the Plan.

     The Company will rely solely on the Plan Administrator's determination that the amount and Method of Payment elected comply with the provisions of the Plan and federal regulations existing at the time the Written Request is submitted.

9.2  Amount To Be Applied

     The amount to be applied under the methods of payment provision elected is the Participant Annuity Account Value, less Premium Tax, if any, and forfeitures under the Plan.

     If a variable dollar method of payment is elected, the amount to be applied is the Variable Account Value less any Premium Tax, if any and forfeiture(s) as of the Annuity Commencement Date. The amounts paid may vary from time to time depending upon the investment experience of the Variable Sub-Accounts of the Series Account. The essential features as to how the dollar amounts of these variable annuity values are determined are explained below in the "Variable Dollar Method of Payment" section.

     If a fixed dollar method of payment is elected, the amount to be applied is the Guaranteed Account Value less any Premium Tax, if any, and forfeiture(s), as of the Annuity Commencement Date.

     If the Participant or Beneficiary elects to apply any or all of the Guaranteed Account Value to a variable dollar method of payment, or any or all of the Variable Account Value to a fixed dollar method of payment, a Transfer(s) must be made pursuant to Section 6.3, prior to the Annuity Commencement Date. The Transfer(s) must comply with the provisions of
     Article VI of the Contract.

9.3  Variable Dollar Method of Payment

     (A)  Amount of First Monthly Payment

          The first monthly payment under a variable dollar method of payment will be

                                      20.

          based on the Variable Account Value credited to the Participant Annuity Account on the 5th Valuation Date preceding the Annuity Commencement Date and will be determined by applying the appropriate rate from the applicable table to the amount applied under the method of payment. The first monthly payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

     (B)  Annuity Units

          The number of Annuity Units for each Variable Sub-Account to be credited to the Participant Annuity Account will be determined by dividing the portion of first monthly payment to be taken from such sub-account by the sub-account's Annuity Unit Value on the 5th Valuation Date preceding the date the first payment is due for which the number of Annuity Units is being computed. The number of Annuity Units for a Variable Sub-Account remains fixed during the Annuity Payment Period.

     (C)  Amount of Monthly Payments After the First

          Monthly payments after the first under a variable dollar method of payment option will vary in amount from time to time depending upon the investment experience of the Variable Sub-Accounts of the Series Account. After the first monthly payment, the annuity unit value of each subsequent monthly payment will increase, decrease, or remain unchanged depending upon the investment experience of the Variable Sub-Accounts of the Series Account, as described in the next paragraph.

          The dollar amount of each variable dollar annuity payment to the Participant or Payee after the first for each Variable Sub-Account is determined by multiplying (a) the number of Sub-Account Annuity Units credited to the Participant Annuity Account by (b) the Sub-Account Annuity Unit Value on the [5th] Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

     (D)  Variable Dollar Methods of Payment:

          Option 1: Variable Life Annuity with Guaranteed Period

          The Company will pay a monthly payment for the guaranteed Annuity Payment Period elected. Payments will continue for the lifetime of the Annuitant. The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years. The provision on Settlement applies to amounts payable after the death of the Annuitant. The Table A in effect at the Participant's Annuity Commencement Date will be applicable to this Method of Payment.

          Option 2: Variable Life Annuity

          The Company will pay a monthly payment during the Annuitant's lifetime. The

                                      21.

          Table A in effect at the Participant's Annuity Commencement Date will applicable to this Method of Payment.

          Option 3: Joint and One-Half Survivor Variable Annuity

          A joint and one-half survivor variable annuity provides a variable monthly payment to an Annuitant for his lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the variable payment continues to a designated Payee, if living, and terminates upon his death. The Table B in effect at the Participant's Annuity Commencement Date will be applicable to this Method of Payment.

          Option 4: Any Other Form

          The Company will pay any other form of variable annuity which is acceptable to it, provided for in the Plan, and which has been filed and approved by the applicable state insurance authority.

9.4  Fixed Dollar Method of Payment

     (A)  Amount of Payment

          Payments under a fixed dollar method of payment option are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

          The amount of payment under any fixed dollar method of payment option will be determined by applying the Company's then current non-participating group single premium rates for this class of group annuity contracts to the amount applied under the Option. Those current rates will not be less than the rate obtained from the table which is applicable to the elected Method of Payment.

     (B)  Fixed Dollar Method of Payment Options:

          Option 1: Income of Specified Amount

          The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, of the amount elected by the Annuitant for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Annuitant. The Table C in effect at the Participant's Annuity Commencement Date will be applicable to this Method of Payment.

          Option 2: Income for a Specified Period

          The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, for the number of years elected by the Annuitant for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Annuitant. The Table C in effect

                                      22.

          at the Participant's Annuity Commencement Date will be applicable to this Method of Payment.

          Option 3: Fixed Life Annuity with Guaranteed Period

          The Company will pay a monthly payment for the lifetime of the Annuitant but in no event for less than the Guaranteed Annuity Payment Period. The provision on Settlement applies to amounts payable after the death of the Annuitant. The Table A in effect at the Participant's Annuity Commencement Date will be applicable to this Method of Payment.

          The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years, or may be a period referred to as "installment refund". Under the installment refund period, guaranteed annuity payments will be made until the total of the payments made equals the amount applied.

          Option 4: Fixed Life Annuity

          The Company will pay a monthly payment during the Annuitant's lifetime. The Table A in effect at the Participant's Annuity Commencement Date will be applicable to this Method of Payment.

          Option 5: Joint and One-Half Survivor Fixed Annuity

          A joint and one-half survivor fixed annuity provides a fixed monthly payment to an Annuitant for his lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the fixed payment continues to a designated Payee, if living, and terminates upon his death. Table B in effect at the Participant's Annuity Commencement Date will be applicable to this Method of Payment.

          Option 6: Any Other Form:

          The Company will pay any other form of Fixed Annuity which is acceptable to it, provided for in the Plan, and which has been filed with and approved by the applicable state insurance authority.

9.5  How to Elect a Method of Payment

     The Written Request of the Group Contractholder on behalf of the Participant or Payee is required to elect, or change the election of, a Method of Payment option and must be received by the Company at least 30 days prior to the Annuity Commencement Date, or, if the Participant dies prior to the Annuity Commencement Date, within 60 days of the date the Company receives adequate proof of the Participant's death. Once payment has commenced, a change in Method of Payment Option may only be made if acceptable to the Company.

9.6  Availability of Options

                                      23.

     If any payment to be made under the elected Method of Payment will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50.

     The minimum amount that may be applied under a variable or fixed dollar Method of Payment is $3,500. If the amount is less than $3,500, the Company may pay it in one sum, if such a payment is permitted by the Plan.

9.7  Settlement

     If the Payee has died and has received payments or was to receive payments which had not yet commenced under Variable Dollar Method of Payment Option 1 (Variable Life Annuity with a Guaranteed Period) or under Fixed Dollar Method of Payment Option 1 (Income of Specified Amount), Option 2 (Income for a Specified Period), or Option 3 (Fixed Life Annuity with Guaranteed Period), then any remaining amounts payable under the option elected will be paid to the Beneficiary or designated Payee subject to Section 3.4 of the Group Annuity Contract.

                                      24.

                                   ARTICLE X

                                 MODIFICATIONS

10.1 Contract Modification

     This Group Annuity Contract may be modified at any time by written agreement between the Company and the Group Contractholder. No such modification will, without the written consent of the affected Participants, affect the terms, provisions, or conditions of this Group Annuity Contract which are or may be applicable to Deposits paid for Participants prior to the date of such modification.

     However, the Company may at any time and without the consent of the Group Contractholder or any Participant or other person, but upon 30 days written notice to the Group Contractholder, modify this Group Annuity Contract in any respect to conform it to changes in tax or other law, including applicable regulations or rulings.

10.2 Modification of Tables

     Tables A, B, and C are guaranteed for three years commencing on the Group Annuity Contract Date. The Company may at any time thereafter and without the consent of the Group Contractholder or any Participant or other person, but upon 30 days written notice to the Group Contractholder, modify any or all of Tables A, B, and C.

     Provided, however, that if a Method of Payment Option is elected under the provisions of Sections 9.3 or 9.4 of the Group Annuity Contract, the applicable table will be the Table A, B or C in effect on the Participant's Annuity Commencement Date.

10.3 Modification of Guaranteed Sub-Account Riders, If Any

     Any Guaranteed Sub-Account Rider may be modified at any time by written agreement between the Company and the Group Contractholder. No such modification will, without the written consent of affected Participants, affect the terms, provisions, or conditions of the riders which are or may be applicable to Deposits paid for Participants prior to the date of such modification.

     Provided however:

     (A) if the Company ceases to offer the Guaranteed Certificate Fund 30 days written notice will be given to a Participant, no new Deposits will be allocated and no new Certificates will be issued after the cessation date. Amounts allocated to Certificates prior to such date will continue to receive the Credited Interest Rate until the Certificate Maturity Date.

                                      25.

     (B) if the Company ceases to offer the Daily Interest Guarantee Fund then the provisions of the Daily Interest Guarantee Fund Rider relating to the cessation of such offering will apply.

10.4 Modification of Variable Sub-Accounts

     Notwithstanding the other contract modification provisions, the Company may offer new or cease offering existing Variable Sub-Accounts. No such modification shall affect the terms, provisions or conditions which are or may be applicable to Deposits previously paid to any Variable Sub-Account which is no longer offered by the Company provided, however, if the Company ceases to offer a variable Sub-Account [30] days notice will be given to a Participant. The Group Contractholder on behalf of the Participant must then transfer the value of the Variable Sub-Account to another Variable Sub-Account then offered by the Company. If the Group Contractholder on behalf of the Participant fails to make such Transfer then the company at its sole discretion will make an allocation to any Variable or Guaranteed Sub-Account which allows for immediate Transfers. Such allocation will become effective until such time as a Written Request, for a different allocation, which is adequate and/or satisfactory to the Company is received.

                                      26.

                                  ARTICLE XI

                             CONTRACT TERMINATION

11.1  Contract Termination Date

      Either party to the Group Annuity Contract may upon thirty (30) days advance written notice to the other party declare a "Contract Termination Date", which shall be any date on or after the expiration of the thirty
      (30) day notification period, provided however that the Company may declare a Contract Termination Date only if:

      (A) the Group Contractholder adopts an amendment to the Plan or operates the Plan in a manner which is unacceptable to the Company, or

      (B) the Group Contractholder fails to comply with any provision contained in this Group Annuity Contract, or

      (C) the Plan fails to qualify or becomes disqualified under Internal Revenue Code Section 401 (a), as amended, or

      (D) the total amount of Deposits received by the Company in the preceding twelve months is less than $25,000,

      (E) the sum of all Participant Annuity Account Values falls below $25,000, or

      (F) the Group Contractholder fails to make Deposits which have been deducted from Participants' paychecks within 90 days of the date on which such deduction was made, or

      (G) Transfers to Investment Vehicles outside the Group Annuity Contract exceed the limitations provided under Section 6.4(D)

11.2  Procedures at Contract Termination Date

      The provisions of this section will apply to Contract Termination for any reason including termination of the Plan.

      After the Contract Termination Date has been declared, no benefit payment will commence, no Transfers will be made, no method of payment option will be elected by a Participant, and no Deposits will be accepted under the provision of the Group Annuity Contract.

      If a Contract Termination Date has been declared and them are outstanding expense charges as set forth in Articles V and VIII of the Group Annuity Contract, the Company will on the Contract Termination Date debit each Sub-Account with its share of the amount of outstanding expenses. No later than thirty (30) days after the Contract

                                      27.

      Termination Date and the Company has received payment of the Market Value Adjustment and the Contract Termination Charge, the Company will pay to any one person, corporation or other entity named by the Group Contractholder one sum equal to the value of all monies held in Guaranteed and Variable Sub-Accounts.

      Notwithstanding the above, the Company, at its sole discretion, may pay to any one person, corporation or other entity named by the Group Contractholder one sum equal to:

          (a)  the value of all monies held in the Variable Sub-Account; and

          (b) the Market Value of all monies held in the Guaranteed Certificate Fund relating to the Group Annuity Contract, less

          (c)  the Contract Termination Charge, if any.

11.3  Market Value

      The Market Value of the Guaranteed Certificate Fund on any date is the sum of the market values of each Certificate of the Guaranteed Certificate Fund.

      The Market Value of any such Certificate will be equal to the value of the Certificate on the Contract Termination Date declared less the Market Value Adjustment.

      The value of each Guaranteed Certificate on the Contract Termination Date will be determined by adding Guaranteed Certificate Deposits, Credited Interest, and Transfers from other Guaranteed Sub-Accounts, and from Variable Sub-Accounts and subtracting In-Service Withdrawals, Surrenders, Amounts Payable on Death, Amounts Applied under a Method of Payment Option, Contract Maintenance Charges, and Premium Tax, if any.

11.4  Market Value Adjustment

      The Market Value Adjustment is equal to the value of the Certificate on the Contract Termination Date declared multiplied by the Market Value Adjustment Factor.

11.5  Market Value Adjustment Factor

      The Market Value Adjustment factor is equal to (a) plus (b), multiplied by
      (c) where:

          (a)  is the difference between

               (1) the level equivalent of the Credited Interest Rate on a Certificate currently offered by the Company to a plan with the same characteristics as the Plan and which has the same term as the original term of the Certificate Terminated, and

               (2) the level equivalent of the Credited Interest Rate of the Certificate being terminated.

          (b)  is .01

                                      28.

          (c) is the remaining number of months to the Certificate Maturity Date of the Certificate being terminated divided by twelve (12).

      For purposes of this section "the level equivalent of the Credited Interest Rate" means the effective interest rate over the term of each Certificate.

      If (a) plus (b) is not positive then the Market Value Adjustment Factor will be equal to 0 and there will be no Market Value Adjustment.

11.6  Contract Termination Charge

      A Contract Termination Charge is applicable if a Contract Termination Date has been declared subsequent to the nine month period after the Group Annuity Contract Date and prior to the end of the seven year period commencing on such date. Such charge is not applicable if the sum of Participant Annuity Account values exceeds $2,000,000.

      The Contract Termination Charge is equal to the following percentage of the sum of the values of the Guaranteed Account and the Variable Account on the Contract Termination Date plus the value of all distributions characterized as plan loans to a Participant over the twelve month period:

                      Number of Years Elapsed
                        Since Group Annuity
                           Contract Date              Percentage
                      -----------------------       --------------
                      Less than 1                   7%
                      1 but less than 2             6%
                      2 but less than 3             5%
                      3 but less than 4             4%
                      4 but less than 5             3%
                      5 but less than 6             2%
                      6 but less than 7             1%

                                      29.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

12.1  Inspection of Records

      The Company may inspect the Group Contractholder's records which are pertinent to the operation of the Plan and the Group Annuity Contract. Such inspection can take place while the Group Annuity Contract is in force and during the first year after it is terminated.

12.2  Subsidiaries and Affiliates

      The Company may approve the inclusion of subsidiaries and affiliates under the Group Annuity Contract if such subsidiaries and affiliates under the Group Annuity Contract if such subsidiaries or affiliates become covered under the Plan.

                                      30.

                            TABLE A - Life Annuity
                            ------

                        Monthly Payment for Each $1,000
                     of Participant Annuity Account Value

                                    With Guaranteed Period
                              -----------------------------------
                 Without
  Age of       Guaranteed
  Payee          Period       5 Years      10 Years      15 Years     20 Years
  -----          ------       -------      --------      --------     --------
   50             3.83          3.83         3.82          3.80         3.78
   55             4.13          4.12         4.10          4.07         4.02
   60             4.52          4.51         4.48          4.41         4.31
   65             5.06          5.04         4.97          4.84         4.64
   70             5.82          5.77         5.61          5.33         4.94
   75             6.93          6.80         6.41          5.82         5.19

If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

                                      31.

                 TABLE B - Joint and One-Half Survivor Annuity

                        Monthly Payment for Each $1,000
                     of Participant Annuity Account Value

  Age of                 If Designated Payee Is Age
              ------------------------------------------------
 Annuitant       50        55        60        65        70        75
 ---------    --------  --------  --------  --------  --------  --------
     50         3.72      3.75      3.78      3.80      3.81      3.82
     55         3.92      3.98      4.02      4.06      4.08      4.10
     60         4.16      4.25      4.33      4.39      4.44      4.47
     65         4.45      4.58      4.70      4.81      4.89      4.95
     70         4.79      4.96      5.14      5.32      5.47      5.59
     75         5.18      5.42      5.67      5.94      6.20      6.42

If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

                                      32.

                     TABLE C - Income of Specified Amount
                       -   Income of a Specified Period
                        Monthly Payment for Each $1,000
                     of Participant Annuity Account Value

                           Years             Payment
                          -------            -------
                             3                28.61
                             4                21.82
                             5                17.75
                             6                15.04
                             7                13.10
                             8                11.66
                             9                10.54
                            10                 9.63
                            11                 8.90
                            12                 8.30
                            13                 7.78
                            14                 7.34
                            15                 6.96
                            16                 6.63
                            17                 6.34
                            18                 6.08
                            19                 5.85
                            20                 5.64

To determine the payment for other frequencies of payment, multiply the above monthly payment by the following factors:

                                                       Factor
                                                      --------
                      Quarterly payment                 2.99
                      Semi-annual payment               5.96
                      Annual payment                   11.81

If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above Table.

                                      33.

                          GUARANTEED CERTIFICATE FUND

                         GUARANTEED SUB-ACCOUNT RIDER
          ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Guaranteed Certificate Fund is a Guaranteed Sub-Account, whereby credited interest rates, are credited to Deposits held for varying Interest Guarantee Periods. With the consent of the Group Contractholder, the Company may offer Certificates to the Participant who may by Written Request allocate any Deposit to any one Certificate. The Participant may allocate his Deposits only to those Certificates currently being offered by the Company.

If the Participant allocates Deposits to Certificates not currently offered by the Company, the Company will: allocate such Deposits to any Variable or Guaranteed Sub-Account which allows for immediate transfers.

DEFINITIONS
-----------

Certificate                      -   represents the amount deposited into the
                                     Guaranteed Certificate Fund under each
                                     Interest Guarantee Period, Term and
                                     credited interest rate. Each Certificate has its own credited interest rate and Term.

Term                             -   the duration of the Certificate expressed
                                     in months, which will consist of two
                                     periods:

                                     a) an initial Window Period during which
                                        Deposits are received. The duration of
                                        the Window Period will be specified by
                                        the Company.

                                     b) a Holding Period which begins on the day
                                        after the end of the Window Period and
                                        ends on the Certificate Maturity Date.

                                     The Terms available may be limited by the Company.

Certificate Maturity Date        -   the last day of the Term.

Interest Guarantee Period        -   the period from the date of the Deposit to
                                     the Certificate Maturity Date.


Guaranteed Certificate Fund Rider
Form No.  GCFR-492

                                      34.

---------------------------------------------

Interest Crediting and Selection of Method of Payment
-----------------------------------------------------

The credited interest rate on an annual effective basis will be compounded daily and will equal the annual effective rate declared by the Company. A Deposit to the Guaranteed Certificate Fund until the Certificate Maturity Date will earn a credited interest rate for the Certificate's Interest Guarantee Period.

If the Participant dies or if the Group Contractholder determines that the Participant is eligible for a distribution under the provisions of the Plan, then upon Written Request from the Group Contractholder on behalf of the Participant, amounts deposited into the Guaranteed Certificate Fund may be paid in one sum or applied to a Method of Payment pursuant to Article IX of this Group Annuity Contract prior to the Certificate Maturity Date. Such amounts will receive the credited interest rate from the date of Deposit to the date the amount is paid or applied to the elected Method of Payment. No transfers from the Guaranteed Certificate Fund may be made prior to the Certificate Maturity Date.

If the Participant has not qualified for a distributable event in accordance with the provisions of the Plan, amounts deposited into the Guaranteed Certificate Fund must remain in the Certificate until the Certificate Maturity Date. Thus, no Method of Payment Option may be elected, and no distributions or Transfers will be permitted prior to the Maturity Date of each respective Certificate.

In the event of Contract Termination under Article XI of the Group Annuity Contract, the provisions of such article will apply.

Certificate Maturity
--------------------

Prior to the Certificate Maturity Date, the Company will offer a Guaranteed or Variable Sub-Account into which the value of the Certificate may be deposited on its Maturity Date. The Sub-Account so offered may be either the Guaranteed Certificate Fund or another Sub-Account.

If the Guaranteed Certificate Fund is offered, the value of the Certificate on its Maturity Date may upon Written Request be deposited to a new Certificate which has its own interest rate and Term. The Credited Interest Rate of this new Certificate may be higher or lower than the Credited Interest Rate of any other Certificate or Deposit.

If another Sub-Account is offered, the value of the Certificate on its Maturity Date may upon Written Request be deposited into that Sub-Account. The Credited Interest Rate of this Deposit may be higher or lower than the Credited Interest Rate of any other Deposit.

Guaranteed Certificate Fund Rider
Form No.  GCFR-492

                                      35.

---------------------------------------------

The Group Contractholder however on behalf of the Participant may elect by Written Request to Transfer the value of the Certificate on its Maturity Date. If the Group Contractholder fails to make such request then the Company at its sole discretion will make an allocation to any variable or Guaranteed Sub-Account which allows for immediate Transfers. Such allocation will become effective until such time as a Written Request, for a different allocation is received.

Transfers
---------

The terms of Article VI of the Contract will apply to any Transfer to or from the Guaranteed Certificate Fund.

Value of Guaranteed Certificate Fund
------------------------------------

The value of the Guaranteed Certificate Fund of the Participant will be determined by adding his/her Guaranteed Certificate Fund Sub-Account Deposits and Credited Interest, and subtracting his/her In-Service Withdrawals, Surrenders, Amounts Payable on Death, Amounts Applied Under a Method of Payment Option, Transfers, Contract Maintenance Charges, and Premium Tax, if any.



Guaranteed Certificate Fund Rider
Form No.  GCFR-492

                                      36.

                            EXPENSE CHARGE SCHEDULE

            Sum of Participant Annuity                Section 5.5
                 Account Values*                     Expense Charge
          -----------------------------------     --------------------
          less than 1,000,000                            1.50 %
          1,000,000 but less than 2,500,000              1.25 %
          2,500,000 but less than 5,000,000              1.00 %
          5,000,000 but less than 10,000,000             0.75 %
          10,000,000 but less than 15,000,000            0.65 %
          15,000,000 but less than 25,000,000            0.50 %
          25,000,000 or more                             0.25 %

     *    This sum is reviewed once annually to determine the appropriate range.



Expense Charge Schedule
Form No.  ECS-492

                                      37.

                           CALIFORNIA LIFE INSURANCE
                           GUARANTY ASSOCIATION ACT
                      NOTICE CONCERNING GENERAL PURPOSES
                           AND COVERAGE LIMITATIONS

     Residents of California who purchase life insurance and annuities should know that the insurance companies licensed in this state to write these types of insurance are members of the California Life Insurance (Guaranty Association. The purpose of this Association is to assure that policyholders will be protected, within limits, in the unlikely event that a member insurer becomes financially unable to meet its obligations. If this should happen, the Guaranty Association will assess its other member insurance companies for the money to pay the claims of insured persons who live in this state and, in some cases, to keep coverage in force. The valuable extra protection provided by these insurers through the Guaranty Association is not unlimited, however, as noted below.

     The California Life Insurance Guaranty Association may not provide coverage for this policy. If coverage is provided, it may be subject to substantial limitations or exclusions, and require continued residency in California. You should not rely on coverage by the California Life Insurance Guaranty Association in selecting an insurance company or in selecting an insurance policy.

     Coverage is NOT provided for your policy or any portion of it that is not
                 ---
guaranteed by the insurer or for which you have assumed the risk, such as a variable contract sold by prospectus. Nor is coverage provided for unallocated annuity contracts.

     Insurance companies or their agents are required by law to give or send you this notice. However, insurance companies and their agents are prohibited by law from using the existence of the guaranty association to induce you to purchase any kind of insurance policy.

     Policyholders with additional questions may contact:

              The California Life Insurance Guaranty Association
                     P.O. Box 70069 Los Angeles, CO 90070

                      California Department of Insurance
                       100 Van Ness Avenue - 17th Floor
                        San Francisco, California 94102

                                      38.

California Notice

The state law that provides for this safety-net coverage is called the California Life Insurance Guaranty Association Act. Below is a brief summary of this law's coverages, exclusions and limits. This summary does not cover all provisions of the law; nor does it in any way change anyone's rights or obligations under the Act or the rights or obligations of the Association.

COVERAGE

Generally, individuals will be protected by the California Life Insurance Guaranty Association if they live in this state and hold a life insurance contract, or an annuity, or if they are insured under a group insurance contract, issued by a member insurer. The beneficiaries, payees or assignees of insured persons are protected as well even if they live in another state.

EXCLUSIONS FROM COVERAGE

However, persons holding such policies are not protected by this Association if:

     . they are eligible for protection under the laws of another state (this may occur when the insolvent insurer was incorporated in another state whose guaranty association protects insureds who live outside that state);

     .    the insurer was not authorized to do business in this state;

     . their policy was issued by a charitable organization, a fraternal benefit society, a mandatory state pooling plan, a mutual assessment company, an insurance exchange, or a grants and annuities society holding a certificate of authority under Section 11520.

The Association also does not provide coverage for:

     . any policy or portion of a policy which is not guaranteed by the insurer or for which the individual has assumed the risk, such as a variable contract sold by prospectus;

     .    any policy of reinsurance (unless an assumption certificate was issued);
     .    interest rate yields that exceed an average rate;
     .    dividends;
     . credits given in connection with the administration of a policy by a group contractholder;
     .    unallocated annuity contracts;
     . any plan or program of an employer or association that provides life or annuity benefits to its employees or members to the extent the plan is self-funded or uninsured.

California Notice
LIMITS ON AMOUNT OF COVERAGE

The act also limits the amount the Association is obligated to pay out: The Association cannot pay more than 80% of what the insurance company would owe under a policy or contract. Also,

                                      39.

for any one insured life, the Association will. pay a maximum of $250,000-no matter how many policies and contracts there were with the same company, even if they provided different types of coverages. Within this overall $250,000 limit, the Association will not pay more than $100,000 in cash surrender values, $100,000 in present value of annuities, or $250,000 in life insurance death benefits - again, no matter how many policies and contracts there were with the same company, and no matter how many different types of coverages.

                                      40.